Exhibit 4.4

AMENDED AND RESTATED

DECLARATION OF TRUST

AMONG

BURLINGTON NORTHERN SANTA FE CORPORATION, AS DEPOSITOR,

U.S. BANK TRUST NATIONAL ASSOCIATION,

AS PROPERTY TRUSTEE,

U.S. BANK TRUST NATIONAL ASSOCIATION,

AS DELAWARE TRUSTEE,

AND

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

DATED AS OF DECEMBER 15, 2005

BNSF FUNDING TRUST I

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EXHIBITS

Exhibit A — Certificate of Trust of BNSF Funding Trust I
Exhibit B — Form of Trust Common Securities Certificate
Exhibit C — Form of Agreement as to Expenses and Liabilities
Exhibit D — Form of Trust Preferred Securities Certificate

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BNSF FUNDING TRUST I

CERTAIN SECTIONS OF THIS DECLARATION OF TRUST RELATING TO

SECTIONS 310 THROUGH 318 OF THE TRUST INDENTURE ACT OF 1939:

TRUST INDENTURE ACT SECTION		DECLARATION OF TRUST SECTION
§310	(a)(1)	8.8
	(a)(2)	8.8
	(a)(3)	8.10
	(a)(4)	2.7(a)(ii)
	(b)	8.9
§311	(a)	8.14
	(b)	8.14
§312	(a)	5.7
	(b)	5.7
	(c)	5.7
§313	(a)	8.15(a)
	(a)(4)	8.15(b)
	(b)	8.15(b)
	(c)	10.8
	(d)	8.15(c)
§314	(a)	8.16
	(b)	Not Applicable
	(c)(1)	8.17
	(c)(2)	8.17
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.1, 8.17
§315	(a)	8.1(a), 8.3(a)
	(b)	8.2, 10.8
	(c)	8.1(a)
	(d)	8.1,8.3
	(e)	Not Applicable
§316	(a)	Not Applicable
	(a)(1)(A)	Not Applicable
	(a)(1)(B)	Not Applicable
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	6.7
§317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.9
§318(a)		10.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Declaration of Trust.

AMENDED & RESTATED DECLARATION OF TRUST

AMENDED AND RESTATED DECLARATION OF TRUST, dated as of December 15, 2005, among (i) Burlington Northern Santa Fe Corporation, a Delaware corporation (including any successors or assigns, the “Depositor”), (ii) U.S. Bank Trust National Association (“U.S. Bank”), as property trustee (the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) U.S. Bank, as Delaware trustee (in such capacity, “Delaware Trustee”), (iv) James H. Gallegos, an individual, and Linda J. Hurt, an individual, each of whose address is c/o Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830 (each, an “Administrative Trustee” and collectively, the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (v) the several Holders, as hereinafter defined.

Witnesseth

WHEREAS, the Depositor and certain of the Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into that certain Declaration of Trust (the “Original Declaration of Trust”), dated as of December 8, 2005, and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 8, 2005, attached as Exhibit A (the “Certificate of Trust”); and

WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Declaration of Trust in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Trust Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Trust Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Notes and (iv) the appointment of the Trustees;

NOW THEREFORE, in consideration of the agreements and obligations, set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Declaration of Trust and agrees as follows:

ARTICLE I.

DEFINED TERMS

Section 1.1	Definitions.

For all purposes of this Declaration of Trust, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

AMENDED & RESTATED DECLARATION OF TRUST

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Declaration of Trust; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Declaration of Trust as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 6.8.

“Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Compounded Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Notes for such period.

“Additional Interest” has the meaning specified in Section 2.5(f) of the Indenture.

“Administrative Trustee” means each of James H. Gallegos and Linda J. Hurt, solely in such Person’s capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as Administrative Trustee as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Payment Mechanism” has the meaning specified in the Indenture.

“Bank” has the meaning specified in the preamble to this Declaration of Trust.

“Bankruptcy Event” means, with respect to any Person:

(a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

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(b) the institution by such Person of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 10.9.

“Book-Entry Trust Preferred Securities Certificates” means a beneficial interest in the Trust Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

“Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee’s Trust Corporate Office or the Corporate Trust Office of the Indenture Trustee is closed for business.

“Calculation Agent” has the meaning specified in the First Supplemental Indenture.

“Certificate Depository Agreement” means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, as the same may be amended and supplemented from time to time.

“Certificate of Trust” has the meaning specified in the recitals to this Declaration of Trust.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Trust Clearing Agency effects book-entry transfers and pledges of securities deposited with the Trust Clearing Agency.

“Closing Date” means the Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Declaration of Trust.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time

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after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Declaration of Trust” means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Declaration of Trust and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Declaration of Trust and any such modification, amendment or supplement, respectively.

“Deferral” has the meaning provided in Section 4.1(e).

“Definitive Trust Preferred Securities Certificates” means either or both (as the context requires) of (a) Trust Preferred Securities Certificates issued as Book-Entry Trust Preferred Securities Certificates as provided in Section 5.11(a) and (b) Trust Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the corporation identified as the “Delaware Trustee” in the preamble to this Declaration of Trust solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Depositor” has the meaning specified in the preamble to this Declaration of Trust.

“Distribution Date” means a Quarterly Distribution Date or a Semi-Annual Distribution Date.

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“Eligible Equity Proceeds” has the meaning specified in the Indenture.

“Expense Agreement” means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of December 15, 2005 between the Depositor and U.S. Bank, as trustee thereunder.

“Fixed Rate” has the meaning specified in Section 4.1(b).

“Fixed Rate Period” means, for any Trust Security, the period commencing on December 15, 2006 to January 15, 2026.

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“Floating Rate” has the meaning specified in Section 4.1(b).

“Floating Rate Period” means the period commencing on January 15, 2026 through December 15, 2055.

“Guarantee Agreement” means the Guarantee Agreement executed and delivered by the Depositor and U.S. Bank, as Guarantee Trustee (as defined in the Guarantee Agreement), contemporaneously with the execution and delivery of this Declaration of Trust, for the benefit of the Holders of the Trust Preferred Securities, as amended from time to time.

“Indenture” means the Indenture, dated as of December 8, 2005, between the Depositor and U.S. Bank, as trustee, as amended, supplemented or otherwise modified by the First Supplemental Indenture.

“Indenture Trustee” means U.S. Bank, as trustee under the Indenture, and any successor thereto.

“Lien,” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Notes to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Notes are distributed, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Trust Securities of the Holder to whom such Notes are distributed.

“Liquidation Amount” means the stated amount of $1,000 per Trust Security

“Liquidation Date” means the date on which Notes are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

“Liquidation Distribution” has the meaning specified in Section 9.4(d).

“Make Whole Redemption Price” means, with respect to a redemption of Trust Securities, an amount equal to the greater of:

(i) 100% of the principal amount of the Notes being redeemed; and

(ii) as determined by the Calculation Agent, the sum of the present values of remaining scheduled payments of principal and interest on the Notes for the Remaining Life,

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discounted to the Redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%;

plus, in each case (i) and (ii) above, all accrued and unpaid interest on the notes being redeemed to but not including the Redemption Date.

“Mandatory Trigger Event” has the meaning specified in the Indenture.

“Mandatory Trigger Period” has the meaning specified in the Indenture.

“Market Disruption Event” has the meaning specified in the Indenture.

“Maturity Redemption Price” means, with respect to a redemption of Trust Securities, an amount equal to the principal of and accrued and unpaid interest on the Notes as of the maturity date thereof.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Note Event of Default” means an “Indenture Event of Default” as defined in the Indenture.

“Note Redemption Date” means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

“Notes” means the $500,010,000 aggregate principal amount of the Depositor’s 6.613% Fixed Rate/Floating Rate Junior Subordinated Notes due December 15, 2055, issued pursuant to the Indenture.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, President, an Executive Vice President, a Vice President, or the Controller. One of the officers signing an Officers’ Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration of Trust shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto; and

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate; and

(c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

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“Opinion of Counsel,” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

“Optional Deferral” has the meaning specified in the Indenture.

“Optional Deferral Period” has the meaning specified in the Indenture.

“Original Declaration of Trust” has the meaning specified in the recitals to this Declaration of Trust.

“Optional Redemption Price” means, with respect to a redemption of Trust Securities, an amount equal to the aggregate principal amount of the Notes to be redeemed, plus all accrued and unpaid interest on the Notes being redeemed, to but not including the redemption date.

“Outstanding”, when used with respect to Trust Preferred Securities, means, as of the date of determination, all Trust Preferred Securities theretofore executed and delivered under this Declaration of Trust, except:

(a) Trust Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

(b) Trust Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Trust Paying Agent for the Holders of such Trust Preferred Securities; provided that, if such Trust Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Declaration of Trust; and

(c) Trust Preferred Securities which have been paid or in exchange for or in lieu of which other Trust Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Trust Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Trust Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Trust Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Trust Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

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“Owner” means each Person who is the beneficial owner of a Book-Entry Trust Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Notes will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Declaration of Trust solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

“Quarterly Distribution Accrual Period” means each period commencing on a Quarterly Distribution Date and continuing to but not including the next succeeding Quarterly Distribution Date (except that the first Quarterly Distribution Accrual Period will commence on January 15, 2026).

“Quarterly Distribution Date” has the meaning provided in Section 4.1(a).

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration of Trust; provided that each Note Redemption Date and the stated maturity of the Notes shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means:

(i) in the case of the repayment of the Trust Securities as a result of the repayment of the Notes at maturity, the Maturity Redemption Price;

(ii) in the case of the redemption of Trust Securities as a result of the optional redemption of the Notes, pursuant to Section 3.1 of the First Supplemental Indenture, the Make-Whole Redemption Price;

(iii) in the case of the redemption of Trust Securities as a result of the optional redemption of the Notes, pursuant to Section 3.2 of the First Supplemental Indenture, the Optional Redemption Price;

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(iv) in the case of the redemption of Trust Securities as a result of the optional redemption of the Notes upon the occurrence of a Special Event, pursuant to Section 3.3 of the First Supplemental Indenture, the Special Event Redemption Price;

“Regulatory Event” means the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel (which counsel shall have a recognized national securities law practice) to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority effective on or after December 15, 2005, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the 1940 Act.

“Relevant Trustee” shall have the meaning specified in Section 8.11.

“Remaining Life” has the meaning specified in the First Supplemental Indenture.

“Securities Register” and “Securities Registrar,” have the respective meanings specified in Section 5.4.

“Securityholder” or “Holder” means a Person in whose name a Trust Security is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Semi-Annual Distribution Date” has the meaning provided in Section 4.1(a).

“Special Event” has the meaning specified in the First Supplemental Indenture.

“Special Event Redemption Price” means, with respect to a redemption of Trust Securities, an amount equal to the greater of:

(i) 100% of the principal amount of the Notes being redeemed; and

(ii) as determined by the Calculation Agent, the sum of the present value of the remaining scheduled payments of principal and interest on the Notes for the Remaining Life, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%.

plus, in each case (i) and (ii) above, all accrued and unpaid interest thereon to but not including the Redemption Date.

“Tax Event” means the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel (which counsel shall have a recognized national tax and securities law practice) to the effect that, as a result of (i) any amendment to or change in, or any announced prospective change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority in the United States; (ii) any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations; or (iii) a threatened challenge asserted in connection with an audit of the Depositor or any or its

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subsidiaries or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes or the Trust Preferred Securities, which amendment or change is effective, or pronouncement, decision or threatened challenge is announced, on or after December 15, 2005, there is more than an insubstantial risk that (a) the Trust is, or within 90 days of the date of the opinion will be, subject to United States federal income tax with respect to income received or accrued on the Notes; (b) interest payable by the Depositor on the Notes is not, or within 90 days of the date of the opinion will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (c) the Trust is, or within 90 days of the date of the opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Termination Date” has the meaning specified in Section 9.1.

“3-Month LIBOR Rate” has the meaning specified in the First Supplemental Indenture.

“Time of Delivery” has the meaning specified in the Underwriting Agreement.

“Treasury Rate” has the meaning specified in the First Supplemental Indenture.

“Trust” means the Delaware statutory trust continued hereby and identified on the cover page to this Declaration of Trust.

“Trust Common Security” means an undivided beneficial interest in the assets of the Trust, designated the 6.613% Fixed Rate/Floating Rate Trust Common Securities (Liquidation Amount of $1,000), and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Trust Common Securities Certificate” means a certificate evidencing ownership of Trust Common Securities, substantially in the form attached as Exhibit C.

“Trust Corporate Office” means the corporate trust office of the Property Trustee located in Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103.

“Trust Event of Default” means any one of the following events (whatever the reason for such Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of a Note Event of Default;

(b) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

(c) default by the Property Trustee in the payment of any Distribution on any Trust Security when it becomes due and payable and continuation of the default for a period of five (5) business days;

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(d) the failure of the Trust to pay accumulated and unpaid Distributions in full for a period of more than twelve consecutive years;

(e) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Declaration of Trust (other than a default by the Property Trustee which is dealt with in clause (b), (c) or (d) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate liquidation preference of the Outstanding Trust Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Declaration of Trust; or

(f) the occurrence of a Bankruptcy Event, dissolution or liquidation with respect to the Property Trustee, or revocation of the Property Trustee’s charter, and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

“Trust Preferred Security” means an undivided beneficial interest in the assets of the Trust, designated the 6.613% Fixed Rate/Floating Rate Trust Preferred Securities (Liquidation Amount of $1,000), and having the rights provided therefor in this Declaration of Trust, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Trust Preferred Securities Certificate” means a certificate evidencing ownership of Trust Preferred Securities, substantially in the form attached as Exhibit E.

“Trust Property” means (a) the Notes, (b) the rights of the Property Trustee under the Guarantee Agreement, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Declaration of Trust.

“Trust Security” means any one of the Trust Common Securities or the Trust Preferred Securities.

“Trust Securities Certificate” means any one of the Trust Common Securities Certificates or the Trust Preferred Securities Certificates.

“Trustees” means, collectively, the Property Trustee, the Delaware Trustee and each of the Administrative Trustees.

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“Underwriting Agreement” means the Underwriting Agreement, dated as of December 12, 2005, among the Trust, the Depositor and the Underwriters named therein.

“U.S. Bank” has the meaning specified in the preliminary statement to this Declaration of Trust.

ARTICLE II.

ESTABLISHMENT OF THE TRUST

Section 2.1	Name.

The Trust continued hereby shall be known as “BNSF Funding Trust I,” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2	Office of the Delaware Trustee; Principal Place of Business.

The address of the Delaware Trustee in the State of Delaware is 300 East Delaware Avenue, 8th Floor, Wilmington, Delaware 19801, Delaware, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Depositor. The principal executive office of the Trust is c/o Burlington Northern Santa Fe Corporation, 2500 Lou Menk Drive, Forth Worth, Texas 76131-2830 or such other address as the Trustees may designate upon 10 Business Days notice to the Securityholders.

Section 2.3	Initial Contribution of Trust Property; Organizational Expenses.

The Trustees acknowledge receipt from the Depositor in connection with the Original Declaration of Trust of the sum of $1, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4	Issuance of the Trust Preferred Securities.

On December 12, 2005, the Depositor, on behalf of the Trust and pursuant to the Original Declaration of Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Trust Preferred Securities Certificates, registered in accordance with instructions by such Underwriters, in an aggregate amount of 500,000 Trust Preferred Securities having an aggregate Liquidation Amount of $1,000, against receipt of such aggregate purchase price of such Trust Preferred Securities of $500,000,000, which amount the Administrative Trustee shall promptly deliver in accordance with instructions provided by such Underwriters.

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Section 2.5	Issuance of the Trust Common Securities; Subscription and Purchase of Notes.

Contemporaneously with the execution and delivery of this Declaration of Trust, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Trust Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 10 Trust Common Securities having an aggregate Liquidation Amount of $10,000 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Notes, registered in the name of the Trust and having an aggregate principal amount equal to $500,010,000, and, in satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $500,010,000.

Section 2.6	Declaration of Trust.

The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes, and (b) to engage in those activities necessary, convenient or incidental thereto expressly provided in, or contemplated by, this Declaration of Trust. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.

Section 2.7	Authorization to Enter into Certain Transactions.

(a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Declaration of Trust. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Declaration of Trust, and to perform all acts in furtherance thereof, including without limitation, the following:

(i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(A) the issuance and sale of the Trust Securities;

(B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

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(C) assisting in the registration of the Trust Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, if applicable, and the qualification of this Declaration of Trust as a trust indenture under the Trust Indenture Act;

(D) assisting in the listing of the Trust Preferred Securities upon such securities exchange or exchanges, if any, as shall be determined by the Depositor in its sole discretion and the registration of the Trust Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Notes to the Securityholders in accordance with this Declaration of Trust;

(F) the appointment of a Trust Paying Agent, authenticating agent and Securities Registrar in accordance with this Declaration of Trust;

(G) to the extent that it is designated as the Securities Registrar, registering transfers of the Trust Securities in accordance with this Declaration of Trust

(H) to the extent provided in this Declaration of Trust, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware (which may be executed by any one Administrative Trustee);

(I) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Declaration of Trust;

(J) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Trust (“Legal Action”), unless, pursuant to the terms hereof, the Property Trustee has the exclusive power to bring such Legal Action;

(K) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Administrative Trustees have authority to conduct directly, and to pay reasonable compensation for such services;

(L) to cause the Trust to comply with the Trust’s obligations under the Trust Indenture Act;

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(M) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

(N) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust (it being understood that such expenses shall not be payable out of any amount paid in respect of the Notes);

(O) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

(P) to give prompt written notice to the Securityholders of any notice received from the Depositor of its election to defer payments of interest on the Notes by extending the interest payment period under the Notes as authorized by the Indenture;

(Q) to give prompt written notice to the Securityholders of any certification of a Market Disruption Event received from the Depositor under the Notes as authorized by the Indenture;

(R) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Securityholders or to enable the Trust to effect the purposes for which the Trust was created;

(S) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

(T) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Declaration of Trust for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

(ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A) the establishment of the Payment Account;

(B) the receipt of the Notes;

(C) the collection of interest, principal and any other payments made in respect of the Notes in the Payment Account;

(D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

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(E) the exercise of all of the rights, powers and privileges of a holder of the Notes;

(F) the exercise of all of the rights, powers and privileges of a holder of the Trust Preferred Securities under the Guarantee;

(G) the sending of notices of default and other information regarding the Trust Securities and the Notes to the Securityholders in accordance with this Declaration of Trust;

(H) the distribution of the Trust Property in accordance with the terms of this Declaration of Trust;

(I) to the extent provided in this Declaration of Trust, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(J) subject to and in accordance with the terms of Section 8.1, after a Trust Event of Default, the taking of any action directly incidental to Section 2.7(a)(ii)(A)-(H) as the Property Trustee may from time to time determine is necessary to give effect to the terms of this Declaration of Trust and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

(K) to the extent that it is designated as the Securities Registrar, registering transfers of the Trust Securities in accordance with this Declaration of Trust; and

(L) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

(b) So long as this Declaration of Trust remains in effect, the Trust (or the appropriate Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not cause the Trust to (i) acquire any investments or engage in any activities not authorized by this Declaration of Trust, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a “grantor trust” for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property; provided, however, that nothing contained in this Section 2.7(b) shall inhibit or impair the lien granted to the Trustees under Section 8.6 hereof for reimbursement of accrued fees and expenses. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

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(c) In connection with the issue and sale of the Trust Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Declaration of Trust are hereby ratified and confirmed in all respects):

(i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Trust Preferred Securities, including any amendments thereto;

(ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor in its sole discretion deems necessary or advisable in order to comply with the applicable laws of any such States;

(iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market, if any, as shall be determined by the Depositor for listing upon notice of issuance of any Trust Preferred Securities;

(iv) to the extent necessary, the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

(v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Preferred Securities; and

(vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940, as amended, (ii) will be classified as a “grantor trust” and not as a corporation for United States Federal income tax purposes and (iii) so that the Notes will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Declaration of Trust, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Trust Preferred Securities.

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Section 2.8	Assets of Trust.

The assets of the Trust shall consist of the Trust Property.

Section 2.9	Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Declaration of Trust. The right, title and interest of the Property Trustee to the Trust Property shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with this Declaration of Trust. Such vesting and creation of title shall be effective whether or not conveyancing documents have been executed and delivered.

ARTICLE III.

PAYMENT ACCOUNT

Section 3.1	Payment Account.

(a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Declaration of Trust. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

(c) The Property Trustee shall be responsible for escheating unclaimed distributions to the appropriate state in accordance with applicable state escheat and unclaimed property laws, including both statutory and common law.

ARTICLE IV.

DISTRIBUTIONS; REDEMPTION

Section 4.1	Distributions.

(a) Distributions on the Trust Securities shall be cumulative, and will accrue from December 15, 2005 whether or not there are funds of the Trust available for the payment of Distributions. Subject to paragraphs (d), (e) and (h) of this Section 4.1, Distributions shall be

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payable, subject to Section 10.5, (i) during the Fixed Rate Period, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2006 (each a “Semi-Annual Distribution Date”); and (ii) during the Floating Rate Period, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2026 (each a “Quarterly Distribution Date”).

(b) (i) During the Fixed Rate Period, distributions payable on the Trust Securities shall be fixed at a rate of 6.613% per annum (the “Fixed Rate”) of the Liquidation Amount of the Trust Securities, such rate being the rate of interest payable during the Fixed Rate Period on the Notes to be held by the Property Trustee, and (to the extent that payment of such distributions is enforceable under applicable law) interest on any overdue installment of distributions shall accrue at the Fixed Rate, compounded semi-annually, through the end of the Fixed Rate Period. (ii) During the Floating Rate Period, distributions on each Trust Security will accrue during each Quarterly Distribution Accrual Period at a rate equal to 2.35% plus the 3-Month LIBOR Rate (each rate with respect to any Quarterly Distribution Accrual Period in accordance with this Section 4.1(b)(ii) the “Floating Rate” with respect to such Quarterly Distribution Accrual Period) until the stated liquidation amount thereof is paid, and (to the extent that payment of such distributions is enforceable under applicable law) interest on any overdue installment of distributions shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period.

(c) During the Fixed Rate Period, the amount of distributions payable on any Distribution Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Floating Rate Period, the amount of distributions payable will be computed by multiplying the Floating Rate in effect for the Quarterly Distribution Accrual Period or portion thereof in respect of which the distribution is made by a fraction, the numerator of which will be the actual number of days elapsed in such Quarterly Distribution Accrual Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 360, and by multiplying the product obtained thereby by the aggregated stated liquidation amount of the Trust Securities.

(d) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be deemed payable on each Distribution Date, but only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Distributions.

(e) If an interest payment on the Notes is deferred in accordance with the terms of Section 4.1 or 4.2 of the First Supplemental Indenture (each a “Deferral”), Distributions will also be deferred to the extent corresponding to the deferral on the Notes, provided that, to the extent permitted by applicable law, semi-annual or quarterly Distributions, as applicable, to the extent not paid as and when due will continue to accrue (i) during the Fixed Rate Period, at the Fixed Rate, compounded semi-annually on each Semi-Annual Distribution Date and (ii) during the Floating Rate Period, at Floating Rates applicable from time to time, compounded quarterly on each Quarterly Distribution Date. Amounts added to deferred Distributions due to such compounding are referred to herein as “Additional Amounts.” Deferred Distributions, together with Additional Amounts, will be distributed to the Holders of the Trust Securities as received by

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the Trust at the end of any Deferral period. Notwithstanding the foregoing, the Trust may distribute deferred amounts earlier if the Depositor prepays interest deferred on the Notes prior to the end of any Deferral as permitted by the Indenture.

(f) Distributions, including Additional Amounts, if any, on the Trust Securities with respect to each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which record date shall be one Business Day prior to such Distribution Date for so long as the Trust Preferred Securities are in book-entry only form, provided, however, that for so long as the Trust Preferred Securities are not in book-entry only form, the record dates shall be the date fifteen days prior to the relevant payment dates. Distributions payable on the Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make a payment on the Notes will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date or other specified date determined in accordance with the Indenture.

(g) Each Trust Security, upon registration of transfer of or in exchange for or in lieu of any other Trust Security, shall continue to carry the rights of Distributions accrued (including Additional Amounts, if any) and unpaid, and to accrue (including Additional Amounts, if any), which were carried by such Trust Security prior to such registration of transfer or exchange.

(h) Each holder of a Trust Security, by such holder’s acceptance thereof, agrees that if any amounts otherwise payable on the Notes constitute Extinguished Deferred Interest pursuant to, and as defined in, Section 9.1 of the First Supplemental Indenture, such holder shall not have a claim for deferred Distributions on such holder’s Trust Security or to Additional Amounts in respect thereof to the extent that such amounts correspond to such Extinguished Deferred Interest on the Notes.

Section 4.2	Redemption.

(a) On each Note Redemption Date (other than following the distribution of the Notes to the holders of Trust Securities pursuant to Section 9.4), and on the stated maturity of the Notes, the Trust will be required to redeem a Like Amount of Trust Securities at the applicable Redemption Price.

(b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register. All notices of redemption shall state in respect of the Trust Securities to be redeemed:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the CUSIP number;

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(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

(v) that on the Redemption Date the applicable Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of Notes. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Redemption Price.

(d) If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then on the Redemption Date, by 2:00 p.m., New York City time, subject to Section 4.2(c), the Property Trustee will, so long as the Trust Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof. If the Trust Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Trust Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Trust Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders thereof upon surrender of their Trust Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, Distributions will cease to accumulate on the Trust Preferred Securities and all other rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that payment of the applicable Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust, having funds available, or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

(e) Payment of the Redemption Price on the Trust Securities shall be made, subject to Section 10.5(c), on the Redemption Date to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that

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the Trust Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

(f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Common Securities and the Trust Preferred Securities. The particular Trust Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Preferred Securities that has been or is to be redeemed.

(g) Less than all the Outstanding Trust Securities may not be redeemed unless all accrued and unpaid Distributions have been paid on all Trust Securities for all semi-annual and/or quarterly Distribution periods terminating on or before the Redemption Date.

Section 4.3	Subordination of Trust Common Securities.

(a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Trust Common Securities and the Trust Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date, Liquidation Date or date of dissolution of the Trust any Trust Event of Default or a Note Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Trust Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Trust Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Trust Preferred Securities then due and payable.

(b) In the event of the occurrence of any Trust Event of Default or a Note Event of Default, the Holder of Trust Common Securities will be deemed to have waived any right to act with respect to any such Trust Event of Default or Note Event of Default until the effect of all

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such Trust Event of Default or Note Event of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until any such Trust Event of Default or Note Event of Default with respect to the Trust Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Trust Preferred Securities and not the Holder of the Trust Common Securities, and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.4	Payment Procedures.

Payments of Distributions (including Additional Amounts, if applicable) in respect of the Trust Preferred Securities shall be made, at the option of the Trustees, by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, in the case of holders of $10 million or more in aggregate liquidation amount of Trust Preferred Securities Register, by wire transfer to an account maintained by the person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the record date for such payment, provided further that if the Trust Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Trust Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Trust Common Securityholder.

Section 4.5	Tax Returns and Reports.

The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 4.6	Payment of Taxes, Duties, Etc. of the Trust.

Upon receipt under the Notes of Additional Interest, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

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Section 4.7	Payments under Indenture.

Any amount payable hereunder to any Holder of Trust Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to Section 5.8 of the Indenture.

ARTICLE V.

TRUST SECURITIES CERTIFICATES

Section 5.1	Initial Ownership.

Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 5.2	The Trust Securities Certificates.

The Trust Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Trust Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Declaration of Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 5.4, 5.11 and 5.13.

Section 5.3	Execution and Delivery of Trust Securities Certificates.

At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chief executive officer, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

Section 5.4	Registration of Transfer and Exchange of Trust Preferred Securities Certificates.

The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates

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and transfers and exchanges of Trust Preferred Securities Certificates (the “Securities Register”) in which the registrar designated by the Depositor (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Preferred Securities Certificates and Trust Common Securities Certificates (subject to Section 5.10 in the case of the Trust Common Securities Certificates) and registration of transfers and exchanges of Trust Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar. The provisions of Section 8.1, 8.3 and 8.6 herein shall also apply to the Bank in its role as Securities Registrar for so long as it shall act as such.

Upon surrender for registration of transfer of any Trust Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Trust Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

The Securities Registrar shall not be required to register the transfer of any Trust Preferred Securities that have been called for redemption. At the option of a Holder, Trust Preferred Securities Certificates may be exchanged for other Trust Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Trust Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

Every Trust Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Trust Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities Certificates.

Section 5.5	Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient

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to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued whether or not the lost stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.6	Persons Deemed Securityholders.

The Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 5.7	Access to List of Securityholders’ Names and Addresses.

The Administrative Trustees or the Depositor shall furnish or cause to be furnished (unless the Property Trustee is acting as Security Registrar with respect to the Trust Securities under the Declaration of Trust) a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date (a) to the Property Trustee, semi-annually, during the Fixed Rate Period, and quarterly, during the Floating Rate Period, in each case at least five Business Days before each Distribution Date, and (b) to the Property Trustee, within 30 days after receipt by the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Declaration of Trust, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Security Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Declaration of Trust or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act, except to the extent Section 3819 of the Delaware Statutory Trust Act would require greater access to such information, in which case the latter shall apply. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold, the Depositor, the Property Trustee, the Delaware Trustee or the Securities Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.8	Maintenance of Office or Agency.

The Property Trustee shall maintain in Hartford, Connecticut, an office or offices or agency or agencies where Trust Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates Goodwin Square, 225 Asylum Street, Hartford, CT 06103, as their corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

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Section 5.9	Appointment of Trust Paying Agent.

The Trust Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Trust Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Trust Paying Agent if such Trustees determine in their sole discretion that the Trust Paying Agent shall have failed to perform its obligations under this Declaration of Trust in any material respect. The Trust Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Trust Paying Agent shall be permitted to resign as Trust Paying Agent upon 30 days’ written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Trust Paying Agent or a successor Trust Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Trust Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Trust Paying Agent or any additional Trust Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Trust Paying Agent or additional Trust Paying Agent shall agree with the Trustees that as Trust Paying Agent, such successor Trust Paying Agent or additional Trust Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Trust Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Trust Paying Agent such Trust Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Trust Paying Agent, for so long as the Bank shall act as Trust Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Trust Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10	Ownership of Trust Common Securities by Depositor.

At the Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Trust Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Article Eight of the Indenture, any attempted transfer of the Trust Common Securities shall be void. The Administrative Trustees shall cause each Trust Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE”.

Section 5.11	Book-Entry Trust Preferred Securities Certificates; Trust Common Securities Certificate.

(a) The Trust Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Trust Preferred Securities Certificate or Certificates representing

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Book-Entry Trust Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Trust Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Trust Preferred Securities Certificate representing such beneficial owner’s interest in such Trust Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Trust Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

(i) the provisions of this Section 5.11(a) shall be in full force and effect;

(ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration of Trust relating to the Book-Entry Trust Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Trust Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Trust Preferred Securities) as the sole Holder of Book-Entry Trust Preferred Securities and shall have no obligations to the Owners thereof;

(iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Declaration of Trust, the provisions of this Section 5.11 shall control, and

(iv) the rights of the Owners of the Book-Entry Trust Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Declaration of Trust, so long as Definitive Trust Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Owners’ votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Trust Preferred Securities to such Clearing Agency Participants.

(b) A single Trust Common Securities Certificate representing the Trust Common Securities shall be issued to the Depositor in the form of a definitive Trust Common Securities Certificate.

Section 5.12	Notices to Clearing Agency.

To the extent that a notice or other communication to the Owners is required under this Declaration of Trust, unless and until Definitive Trust Preferred Securities Certificates shall have

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been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13	Definitive Trust Preferred Securities Certificates.

If (a) the Clearing Agency notifies the Depositor and the Trustees that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities Certificates or the Clearing Agency has ceased to qualify as a Clearing Agency, and in either case the Depositor or the Trustees fail to appoint a qualified successor within 90 days of such notice, (b) the Depositor at its option advises the Property Trustee in writing that it elects to issue the Trust Securities in certificated form or otherwise terminate the book-entry system through the Clearing Agency or (c) there shall have occurred and be continuing a Trust Event of Default and Owners of Trust Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Trust Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Trust Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Trust Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Property Trustee of the typewritten Trust Preferred Securities Certificate or Certificates representing the Book Entry Trust Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Trust Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Trust Preferred Securities Certificates as Securityholders. The Definitive Trust Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

Section 5.14	Rights of Securityholders.

(a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration of Trust. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to

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stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b) For so long as any Trust Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Indenture Trustee fails or the holders of not less than 25% in principal amount of the Outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Notes shall become immediately due and payable, provided that the payment of principal and interest on such Notes shall remain subordinated to the extent provided in the Indenture.

(c) For so long as any Trust Preferred Securities remain Outstanding, the Holders of a majority in Liquidation Amount of the Trust Preferred Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee by this Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to the Property Trustee as a holder of the Notes.

(d) For so long as any Trust Preferred Securities remain Outstanding, if, upon the occurrence of a Note Event of Default specified in Section 11.1(a) or 11.1(b) of the First Supplemental Indenture, the Indenture Trustee fails to exercise directly any remedy available to the holders of the Notes for 60 days, the Holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceeding for enforcement or payment to such Holders of principal amount of or interest on the Notes having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities of such Holders without first (i) directing the Property Trustee to enforce the terms of the Notes, (ii) instituting a proceeding against the Depositor to enforce the Property Trustee’s rights under the Notes or (iii) instituting a proceeding against the Property Trustee or any other Person a Holder of Trust Preferred Securities may directly institute proceedings against the Depositor to collect its proportionate share of payments owed,

(e) upon the occurrence of a Note Event of Default (other than a Note Event of Default specified in Section 11.1(a) or 11.1(b) of the Indenture), no Holder of any Trust Preferred Securities shall have the right to directly institute proceedings for any remedy against the Depositor under the Indenture unless (i) such Holder previously shall have given the Property Trustee written notice of the Note Event of Default and continuance thereof, (ii) the Holders of not less than 25% in principal amount of the Trust Preferred Securities then Outstanding shall have requested the Property Trustee to institute such proceedings and shall have offered the Property Trustee reasonable indemnification, and (iii) the Property Trustee shall not have instituted that action within 90 days of such request.

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ARTICLE VI.

ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.1	Limitations on Voting Rights.

(a) Except as provided in this Section, in Sections 5.14, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no Holder of Trust Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

(b) So long as any Notes are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to such Notes, (ii) waive any past default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Trust Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of more than a majority of Holders of Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of at least such supermajority of Holders of Trust Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Trust Preferred Securities, except by a subsequent vote of the Holders of Trust Preferred Securities. The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Notes. In addition to obtaining the foregoing approvals of the Holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel (which counsel shall be experienced in such matters) to the effect that the Trust will not either (i) be classified as an association taxable as an entity other than a grantor trust/fixed investment trust for United States Federal income tax purposes or (ii) have the status of an “investment company” under the Investment Company Act of 1940, as amended, as a result of such action.

(c) If any proposed amendment to the Declaration of Trust provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to the Declaration of Trust or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Declaration of Trust, then the Holders of Outstanding Trust Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Trust Preferred Securities. No amendment to this Declaration of Trust may be made if, as a result of

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such amendment, the Trust would be classified as an association taxable as a corporation for United States federal income tax purposes.

Section 6.2	Notice of Meetings.

Notice of all meetings of the Trust Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Trust Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3	Meetings of Trust Preferred Securityholders.

No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter required to be so voted upon by this Declaration of Trust or as required by law upon the written request of the Trust Preferred Securityholders of record of 25% of the Trust Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Trust Preferred Securityholders to vote on any matters as to which Trust Preferred Securityholders are entitled to vote.

Trust Preferred Securityholders of record of 50% of the Outstanding Trust Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

If a quorum is present at a meeting, an affirmative vote by the Trust Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Trust Preferred Securities (based upon their Liquidation Amount) held by the Trust Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Declaration of Trust requires a greater number of affirmative votes.

Section 6.4	Voting Rights.

To the extent that Securityholders have a right to vote on any matter pursuant to this Declaration of Trust or as required by law, Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

Section 6.5	Proxies, etc.

At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of

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the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.6	Securityholder Action by Written Consent.

Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) shall consent to the action in writing. Notice of any matter upon which action by written consent is to be taken shall be given by the Property Trustee pursuant to Section 10.8 to each Trust Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before such action by written consent is to be taken.

Section 6.7	Record Date for Voting and Other Purposes.

For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Declaration of Trust, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 6.8	Acts of Securityholders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration of Trust to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration of Trust and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or

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other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

The ownership of Trust Preferred Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee Agreement to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), the Trust or any person or entity.

Section 6.9	Inspection of Records.

Subject to Section 5.7, upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.

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ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

Section 7.1	Representations and Warranties of the Bank, the Property Trustee and the Delaware Trustee.

The Bank, the Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

(a) U.S. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and is located in the State of Delaware;

(b) each of the Bank, the Property Trustee and the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Declaration of Trust and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration of Trust;

(c) this Declaration of Trust has been duly authorized, executed and delivered by each of the Bank, the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of such Person enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d) the execution, delivery and performance by each of the Bank, the Property Trustee and the Delaware Trustee of this Declaration of Trust has been duly authorized by all necessary corporate or other action on the part of the Bank, the Property Trustee and the Delaware Trustee, respectively, and does not require any approval of stockholders of the Bank, the Property Trustee or the Delaware Trustee and such execution, delivery and performance will not (i) violate the Bank’s Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee, the Bank or the Delaware Trustee, as the case may be, is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking or trust powers of the Bank or the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee, the Bank or the Delaware Trustee;

(e) neither the authorization, execution or delivery by the Bank, the Property Trustee or the Delaware Trustee of this Declaration of Trust nor the consummation of any of the transactions by the Bank, the Property Trustee, or the Delaware Trustee (as the case may be) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the corporate, banking or trust powers of the

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Bank, the Property Trustee or the Delaware Trustee, as appropriate in context, under the laws of the United States or the State of Delaware; and

(f) there are no proceedings pending or, to the best of each of the Bank’s, the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Bank, the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank, the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Declaration of Trust.

Section 7.2	Representations and Warranties of Depositor.

The Depositor hereby represents and warrants for the benefit of the Securityholders that:

(a) the Trust Securities Certificates issued at the Time of Delivery on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Declaration of Trust and the Securityholders will be, as of each such date, entitled to the benefits of this Declaration of Trust; and

(b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Declaration of Trust.

ARTICLE VIII.

THE TRUSTEES

Section 8.1	Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustees shall be as provided by this Declaration of Trust and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Declaration of Trust shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Declaration of Trust relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee’s good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the

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Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

(b) The Property Trustee, other than during the occurrence and continuance of a Trust Event of Default, shall undertake to perform only such duties as are specifically set forth in this Declaration of Trust, and no implied covenants will be read into this Declaration of Trust against the Property Trustee. In case a Trust Event of Default has occurred and is continuing, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration of Trust, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) All payments made by the Property Trustee or a Trust Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Trust Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration of Trust and, in the case of the Property Trustee, in the Trust Indenture Act.

(d) No provision of this Declaration of Trust shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration of Trust;

(iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Trust Property, including the Notes and the Payment Account, shall be to deal with such Trust Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration of Trust and the Trust Indenture Act;

(iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by

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the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

(v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Declaration of Trust, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

(e) No provision of this Declaration of Trust shall be construed to relieve an Administrative Trustee from liability for his or her own negligent action, his or her own negligent failure to act, or his or her own willful misconduct.

Section 8.2	Certain Notices.

Within five days after the occurrence of any Trust Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Trust Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Trust Event of Default shall have been cured or waived.

The Property Trustee shall promptly forward to the Securityholders, in the manner and to the extent provided in Section 10.8, any notice of the Depositor’s exercise of its right to optionally defer the payment of interest on the Notes pursuant to Section 4.2 of the First Supplemental Indenture, unless such exercise shall have been revoked.

The Property Trustee shall, after receipt of a certification from the Depositor pursuant to Section 4.2 of the First Supplemental Indenture, promptly forward to the Securityholders, in the manner and to the extent provided in Section 10.8, notice of such Market Disruption Event.

Section 8.3	Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if no Trust Event of Default has occurred and is continuing, and (i) in performing its duties under this Declaration of Trust the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Declaration of Trust the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Declaration of Trust, then, except as to any matter as to which the Trust Preferred Securityholders are entitled to vote under the terms of this Declaration of Trust, the Property

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Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and the Property Trustee shall be fully protected in acting in accordance with such instructions; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it shall take or refrain from taking such action not inconsistent with this Declaration of Trust as it shall deem necessary, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct, and may consult with (which counsel may be counsel to the Depositor or any of its Affiliate and may include any of its employees) and the advice of such counsel pursuant to Section 8.3(g);

(c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Declaration of Trust shall be sufficiently evidenced by an Officers’ Certificate;

(d) any authorized or required action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Property Trustee’s or its agent’s taking such action;

(e) whenever in the administration of this Declaration of Trust, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

(f) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

(g) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates) or other experts and the advise of such counsel or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration of Trust from any court of competent jurisdiction;

(h) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust at the request or direction of any of the Securityholders pursuant to this Declaration of Trust, unless such Securityholders shall have

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offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(i) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Note, note or other evidence of indebtedness or other paper or document, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(j) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be liable for the acts or omissions of such agents or attorneys provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

(k) whenever in the administration of this Declaration of Trust the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

(l) except as otherwise expressly provided by this Declaration of Trust, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration of Trust.

No provision of this Declaration of Trust shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 8.4	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Notes.

Section 8.5	May Hold Securities.

Except as provided in the definition of the term “Outstanding” in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become

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the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.6	Compensation; Indemnity; Fees.

The Depositor agrees:

(a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration of Trust (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence (or in the case of the Delaware Trustee and the Administrative Trustees, its gross negligence) or bad faith; and

(c) to indemnify each of the Trustees or any predecessor Trustee (each an “Indemnified Person”) for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence (or in the case of the Delaware Trustee and the Administrative Trustee, gross negligence) or bad faith on its part, arising out of or in connection with the acceptance or administration of this Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Notwithstanding any provision hereof to the contrary, the Trustees shall have a lien against the Trust Property for any fees and expenses not paid by the Depositor pursuant to this Section 8.6, including any extraordinary fees and expenses incurred in connection with a Trust Event of Default, and shall have the right to use or apply any monies received hereunder toward reimbursement of such fees and expenses prior to distributions on the Trust Securities.

The provisions of this Section 8.6 shall survive the termination of this Declaration of Trust or the resignation or removal of any Trustee.

Section 8.7	Exculpation.

No Trustee shall be liable, responsible or accountable in damages or otherwise to the Trust or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trustee in good faith on behalf of the Trust and in a manner such Trustee reasonably believed to be within the scope of the authority conferred on such Trustee by this Trust Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Trustee’s negligence (or in the case of the Delaware Trustee and the Administrative Trustees, gross negligence) or willful misconduct with respect to such acts or omissions.

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A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters a Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid

Section 8.8	Corporate Property Trustee Required; Eligibility of Trustees.

(a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c) If required by the Delaware Statutory Trust Act, there shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. The Delaware Trustee shall have the same rights, privileges and immunities as the Property Trustee. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.

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Section 8.9	Conflicting Interests.

If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Declaration of Trust. Subject to the foregoing, the Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration of Trust in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

Section 8.10	Co-Trustees and Separate Trustee.

Unless a Trust Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor, the Administrative Trustees, by agreed action of the majority of such Trustees, and the Property Trustee shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Note Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

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Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

(b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.11	Resignation and Removal; Appointment of Successor.

No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 8.11.

Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by this Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of

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resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

Unless a Note Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Trust Common Securityholder. If either a Note Event of Default or a Trust Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed, replaced or appointed at such time by Act of the Holders of a majority in Liquidation Amount of the Trust Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed only by the Trust Common Securityholder who may do so at any time.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Note Event of Default shall have occurred and be continuing, the Trust Common Securityholder, by Act of the Trust Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of this Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Note Event of Default shall have occurred and be continuing, the Trust Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Trust Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of this Section 8.11.

If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Note Event of Default shall have occurred and be continuing, the Trust Common Securityholder by Act of the Trust Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Trust Common Securityholder or the Trust Preferred Securityholders and accepted appointment in the manner required by this Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Trust Corporate Office if it is the Property Trustee.

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Notwithstanding the foregoing or any other provision of this Declaration of Trust, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.8).

Section 8.12	Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Declaration of Trust as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

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No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 8.13	Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.14	Preferential Collection of Claims Against Depositor or Trust.

If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Notes or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

Section 8.15	Reports by Property Trustee.

(a) To the extent required by the Trust Indenture Act, within 60 days after May 1 of each year commencing with May 1, 2006, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of such date with respect to:

(i) its eligibility under Section 8.8 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

(ii) a statement that the Property Trustee has complied with all of its obligations under this Declaration of Trust during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 1 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

(iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

(b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Declaration of Trust as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

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(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, if any, with the Commission and with the Depositor.

Section 8.16	Reports to the Property Trustee.

The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 8.17	Evidence of Compliance with Conditions Precedent.

Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration of Trust that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 3l4(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.18	Number of Trustees.

(a) The number of Trustees shall be four, provided that the Holder of all of the Trust Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same person.

(b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.18(a), or if the number of Trustees is increased pursuant to Section 8.18(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.11.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.11, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration of Trust.

Section 8.19	Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of

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executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

ARTICLE IX.

TERMINATION, LIQUIDATION AND MERGER

Section 9.1	Termination Upon Termination Date.

Unless earlier terminated, the Trust shall automatically terminate on December 15, 2055 (the “Termination Date”), following the distribution of the Trust Property in accordance with Section 9.4.

Section 9.2	Early Termination.

The first to occur of any of the following events is each an “Early Termination Event”:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor, or the revocation of the Depositor’s certificate of incorporation if that certificate of incorporation is not subsequently reinstated within 90 days; or

(b) the election of the Depositor to dissolve the Trust within 90 days following the occurrence of a Tax Event or a Regulatory Event; or

(c) the redemption of all of the Trust Preferred Securities and all of the Trust Common Securities in accordance with their terms, corresponding to the Depositor’s redemption, whether at its option or pursuant to an obligation, of all the Notes; or

(d) the entry of an order for dissolution of the Depositor or the Trust by a court of competent jurisdiction.

Section 9.3	Termination.

The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of all expenses of the Trustees including those under the Delaware Statutory Trust Act; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

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Section 9.4	Liquidation.

(a) If an Early Termination Event specified in clause (a), (b), (d) or (e) of Section 9.2 occurs or upon the Termination Date the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law (including Section 3808(e) of the Delaware Statutory Trust Act), to each Securityholder a Like Amount of Notes, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i) state the Liquidation Date;

(ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes; and

(iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Notes, or if section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

(b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Notes to Securityholders, the Property Trustee shall establish a record date for such distribution which shall be the first business day, if the Trust Preferred Securities are in book-entry only form, or the fifteenth day (whether or not a business day), if the Trust Preferred Securities are not in book-entry only form, before the Redemption Date, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Trust Securities Certificates.

(c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Notes will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Property Trustee for exchange, (iii) the Depositor shall use its reasonable best efforts to have the Notes listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Trust Preferred Securities are then listed, if any, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes, accruing interest at the rate provided for in the Notes from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Notes) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Notes upon surrender of Trust Securities Certificates.

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(d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Notes in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee reasonably determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Trust Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Trust Preferred Securities, except that, if either a Trust Event of Default or a Note Event of Default has occurred and is continuing as of the Liquidation Date, the Trust Preferred Securities shall have a priority over the Trust Common Securities in right of payments from the Trust.

Section 9.5	Mergers, Consolidations, Amalgamations or Replacements of the Trust.

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Depositor, with the consent of only the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the Holders of the Trust Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Notes, (iii) the Trust Preferred Securities or any Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such

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successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an independent Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease is permitted by the terms of this Declaration of Trust and does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, nor cause the Notes to be classified other than as debt of the Depositor for United States federal income tax purposes, (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an “investment company” under the 1940 Act nor will it fail to be classified as a grantor trust, and (viii) the Depositor or any permitted successor or assignee owns all of the Trust Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust/fixed investment trust for United States Federal income tax purposes.

ARTICLE X.

MISCELLANEOUS PROVISIONS

Section 10.1	Limitation of Rights of Securityholders.

The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Declaration of Trust, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2	Amendment.

(a) This Declaration of Trust may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Declaration of Trust, which shall not be inconsistent with the other provisions of this Declaration of Trust, (ii) to modify, eliminate or add to any provisions of this Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust/fixed investment trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an “investment

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company” under the 1940 Act, or (iii) to maintain the qualification of the Declaration of Trust under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Declaration of Trust shall become effective when notice thereof is given to the Securityholders.

(b) Except as provided in Section 10.2(c) hereof, any provision of this Declaration of Trust may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding voting as a single class, unless such amendment would adversely affect only the interests of either the holders of the Trust Preferred Securities or the holders of the Trust Common Securities, in which case only the affected class would be entitled to vote; (ii) receipt by the Trustees of an Opinion of Counsel (which counsel shall have a recognized national tax and securities law practice) to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust/fixed investment trust for United States Federal income tax purposes or the Trust’s exemption from status of an investment company under the 1940 Act or cause the Notes to be classified other than as debt of the Depositor for United States Federal income tax purposes.

(c) In addition to and notwithstanding any other provision in this Declaration of Trust, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date or reduce the percentage (in liquidation amount) of Securityholders required to consent to an amendment or waiver; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

(d) Notwithstanding any other provisions of this Declaration of Trust, no Trustee shall enter into or consent to any amendment to this Declaration of Trust unless such Trustee has received an Opinion of Counsel to the effect that such amendment will not cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust/fixed investment trust for United States Federal income tax purposes.

(e) Notwithstanding anything in this Declaration of Trust to the contrary, without the consent of the Depositor, this Declaration of Trust may not be amended in a manner which imposes any additional obligation on the Depositor.

(f) In the event that any amendment to this Declaration of Trust is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

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(g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Declaration of Trust which affects its own rights, duties or immunities under this Declaration of Trust. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Declaration of Trust is in compliance with this Declaration of Trust.

Section 10.3	Separability.

In case any provision in this Declaration of Trust or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4	Governing Law.

This Declaration of Trust and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Declaration of Trust and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 10.5	Payments Due on Non-Business Day.

(a) If the date fixed for any payment of Distributions, Redemption Price or any other payment on any Trust Security during the Fixed Rate Period shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as though made on the date fixed for such payment and without any interest or other payment in respect of any such delay.

(b) If the date fixed for any payment of Distributions, Redemption Price or any other payment on any Trust Security during the Floating Rate Period shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as though made on the date fixed for such payment and without any interest or other payment in respect of any such delay; provided that, if such next succeeding Business Day falls in the next succeeding calendar year, the such payment shall be made on the immediately preceding Business Day.

Section 10.6	Successors.

This Declaration of Trust shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder.

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Section 10.7	Headings.

The Article and Section headings are for convenience only and shall not affect the construction of this Declaration of Trust.

Section 10.8	Reports, Notices and Demands.

Any report, notice, demand or other communication which by any provision of this Declaration of Trust is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Trust Preferred Securityholder, to such Trust Preferred Securityholder as such Securityholder’s name and address may appear on the Securities Register; and (b) in the case of the Trust Common Securityholder or the Depositor, to Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, Attention: Linda J. Hurt, facsimile no.: (817) 352-4861. Any notice to Trust Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Declaration of Trust is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to U.S. Bank Trust National Association, Goodwin Square, 225 Asylum Street, Hartford, CT 06103; (b) with respect to the Delaware Trustee, to U.S. Bank Trust National Association, 300 East Delaware Ave., 8th Floor, Wilmington, DE 19801; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention Administrative Trustees of BNSF Funding Trust I.” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 10.9	Agreement Not to Petition.

Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other

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defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Declaration of Trust.

Section 10.10	Trust Indenture Act; Conflict with Trust Indenture Act.

(a) This Declaration of Trust is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration of Trust and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Declaration of Trust by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Declaration of Trust modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Declaration of Trust as so modified or excluded, as the case may be.

(d) The application of the Trust Indenture Act to this Declaration of Trust shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust or the Trust’s classification as a grantor trust for United States federal income tax purposes.

Section 10.11	Acceptance of Terms of Declaration of Trust, Guarantee Agreement and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS DECLARATION OF TRUST SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

[This space intentionally left blank.]

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BURLINGTON NORTHERN SANTA FE CORPORATION

By:
	Name:	James H. Gallegos
	Title:	Vice President and Corporate General Counsel of the Company

U.S. BANK TRUST NATIONAL ASSOCIATION, as Property Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:
Name:
Title:

By:
	Name:	Linda J. Hurt
	Title:	Administrative Trustee

By:
	Name:	James H. Gallegos
	Title:	Administrative Trustee

AMENDED & RESTATED DECLARATION OF TRUST

EXHIBIT A

Certificate of Trust

CERTIFICATE OF TRUST

OF

BNSF FUNDING TRUST I

This Certificate of Trust of BNSF Funding Trust I (the “Trust”) is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust being formed hereby is BNSF Funding Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are U.S. Bank Trust National Association, 300 East Delaware Avenue, 8th Floor, Wilmington, Delaware, 19801.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

U.S. Bank National Association, as Trustee

By:
	Name:	Michael M. Hopkins
	Title:	Vice President

Linda Hurt, as Trustee

By:

James Gallegos, as Trustee

By:

A-1	AMENDED & RESTATED DECLARATION OF TRUST

Exhibit B

Form of Trust Common Security

THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number C-1	Number of Trust Common Securities 10

Certificate Evidencing Trust Common Securities

of

BNSF Funding Trust I

6.613% Fixed Rate/Floating Rate Trust Common Securities

(liquidation amount $1,000 per Trust Common Security)

BNSF Funding Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that             , a Delaware Corporation (the “Trust Common Holder”) is the registered owner of          trust common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the BNSF Funding Trust I 6.613% Fixed Rate/Floating Rate Trust Common Securities (liquidation amount $1,000 per Trust Common Security) (the “Trust Common Securities”). In accordance with Section 5.10 of the Declaration of Trust (as defined below), the Trust Common Securities are not transferable and any attempted transfer hereof shall be void. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities are set forth in, and this certificate and the Trust Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust, dated as of December 15, 2005, as the same may be amended from time to time in accordance with its terms (the “Amended and Restated Declaration of Trust”), between Burlington Northern Santa Fe Corporation, a Delaware corporation, as Depositor, U.S. Bank Trust National Association (“U.S. Bank”), as Property Trustee, U.S. Bank, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Trust Common Securities as set forth therein. Capitalized terms used herein but not defined shall have the meaning given to them in the Amended and Restated Declaration of Trust. The Trust will furnish a copy of the Amended and Restated Declaration of Trust to the Trust Common Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Trust Common Holder is bound by the Amended and Restated Declaration of Trust and is entitled to the benefits thereunder.

By acceptance, the Trust Common Holder agrees to treat the Trust as a grantor trust and itself as the owner of an undivided beneficial interest in the Notes, and to treat the Notes as indebtedness for all United States federal, state and local tax purposes.

AMENDED & RESTATED DECLARATION OF TRUST

IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this 15th day of December, 2005.

BNSF FUNDING TRUST I

By:
Linda J. Hurt as Administrative Trustee

AMENDED & RESTATED DECLARATION OF TRUST

(REVERSE OF SECURITY)

During the Fixed Rate Period, Distributions payable on the Trust Common Securities shall be fixed at a rate of 6.613% per annum of the Liquidation Amount of the Trust Common Securities, such rate being the rate of interest payable during the Fixed Rate Period on the Notes to be held by the Property Trustee, and (to the extent that payment of such Distributions is enforceable under applicable law) interest on any overdue installment of Distributions shall accrue at the Fixed Rate, compounded semi-annually, through the end of the Fixed Rate Period. During the Floating Rate Period, distributions on each Trust Common Security will accrue during each Quarterly Distribution Accrual Period, at a rate equal to 2.35% plus the 3-Month LIBOR Rate as applicable for such Quarterly Distribution Accrual Period (such rate the “Floating Rate” with respect to such Quarterly Distribution Accrual Period) until the stated liquidation amount thereof is paid, and (to the extent that payment of such distributions is enforceable under applicable law) interest on any overdue installment of distributions shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period. Distributions on the Trust Common Securities shall be made by the Property Trustee from the Payment Account and shall be deemed payable on each Distribution Date, but only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Distributions. During the Fixed Rate Period, the amount of distributions payable on any Distribution Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Floating Rate Period, the amount of Distributions payable will be computed by multiplying the Floating Rate in effect for the Quarterly Distribution Accrual Period or portion thereof in respect of which the Distribution is made by a fraction, the numerator of which will be the actual number of days elapsed in such Quarterly Distribution Accrual Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 360, and by multiplying the product obtained thereby by the aggregated stated liquidation amount hereof.

During the Fixed Rate Period (or, if earlier, until the principal thereof is paid), each Trust Common Security will accrue Distributions at the per annum rate of 6.613% payable (subject to the provisions of the Indenture relating to deferrals of such payments) semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2006, and (to the extent that payment of such Distributions are enforceable under applicable law) interest on any overdue installment of Distributions at such Fixed Rate, compounded semi-annually through the end of the Fixed Rate Period. During the Floating Rate Period, each Trust Common Security will accrue Distributions during each Quarterly Distribution Accrual Period, payable (subject to the provisions of the Indenture relating to deferrals of such payments) quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing April 15, 2026 at the rate equal to 2.35% plus the 3-Month LIBOR Rate with respect to such Quarterly Distribution Accrual Period until the stated principal amount thereof is paid, and (to the extent that payment of such Distribution is enforceable under applicable law) interest on any overdue installment of Distribution shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period. In the event that any date on which Distributions are payable on the Trust Common Securities is not a Business Day, then a payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of

AMENDED & RESTATED DECLARATION OF TRUST

any such delay), except that solely in the case of the Floating Rate Period, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. Distributions, including Additional Amounts, if any on the Trust Common Securities with respect to each Distribution Date will be payable to the Trust Common Holder thereof as it appears on the Securities Register for the Trust Securities on the relevant record date, which record date shall be one Business Day prior to such Distribution Date for so long as the Trust Preferred Securities are in book-entry only form, provided, however, that for so long as the Trust Preferred Securities are not in book-entry only form, the record dates shall be the date fifteen days prior to the relevant payment dates. The relevant record dates for the Trust Common Securities shall be the same record date as for the Trust Preferred Securities. If an interest payment on the Notes is deferred (i) at the election of the Depositor in accordance with the terms of Section 4.1 of the First Supplemental Indenture permitting Optional Deferral, or (ii) due to a Market Disruption Event in accordance with Section 4.2 of the First Supplemental Indenture (each a “Deferral”), Distributions will also be deferred to the extent corresponding to the deferral on the Notes, provided that, to the extent permitted by applicable law, semi-annual or quarterly Distributions, as applicable, to the extent not paid as and when otherwise due will continue to accrue (i) during the Fixed Rate Period, at the Fixed Rate, compounded semi-annually on each Semi-Annual Distribution Date and (ii) during the Floating Rate Period, at Floating Rates applicable from time to time, compounded quarterly on each Quarterly Distribution Date. Amounts added to deferred Distributions due to such compounding are referred to herein as “Additional Amounts.” Deferred Distributions, together with Additional Amounts, will be distributed to the Holders of the Trust Securities as received by the Trust at the end of any Deferral period. Notwithstanding the foregoing, the Trust may distribute deferred amounts earlier if the Depositor prepays interest deferred on the Notes prior to the end of any Deferral as permitted by the Indenture.

The Trust Common Holder, by its acceptance thereof, agrees that if, because of a Market Disruption Event, the Company fails to pay all accrued and unpaid interest on the Notes for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest (including Compounded Interest and Additional Interest) on the Notes and corresponding Distributions on the Trust Common Securities accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a Bankruptcy Event with respect to the Company commences during that period.

If on any Distribution Date, Redemption Date, Liquidation Date or date of dissolution of the Trust any Trust Event of Default or a Note Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Trust Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Trust Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including

AMENDED & RESTATED DECLARATION OF TRUST

Additional Amounts, if applicable) on, or the Redemption Price of, Trust Preferred Securities then due and payable.

Subject to certain conditions set forth in the Amended and Restated Declaration of Trust and the Indenture, the Property Trustee may liquidate the Trust and cause the Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Notes, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

The Trust Common Securities shall be redeemable as provided in the Amended and Restated Declaration of Trust.

AMENDED & RESTATED DECLARATION OF TRUST

Exhibit C

Agreement as to Expenses and Liabilities

This AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of December 15, 2005 (this “Expense Agreement”), is made by and between Burlington Northern Santa Fe Corporation, a Delaware corporation (“BNSF”), and BNSF Funding Trust I, a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust intends to issue and sell its 6.613% Fixed Rate/Floating Rate Trust Common Securities (liquidation amount $1,000 per Trust Common Security) (the “Trust Common Securities”) to and receive $500,010,000 aggregate principal amount of BNSF’s 6.613% Fixed Rate/Floating Rate Junior Subordinated Notes due December 15, 2055 (the “Notes”) from BNSF and to issue and sell its 6.613% Fixed Rate/Floating Rate Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Trust Preferred Securities,” and together with the Trust Common Securities, the “Trust Securities”) with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Declaration of Trust dated as of December 15, 2005, as the same may be amended from time to time (the “Declaration of Trust”);

WHEREAS, BNSF will purchase and own all of the Trust Common Securities of the Trust and will issue the Notes;

NOW, THEREFORE, in consideration of the purchase by each holder of the Trust Preferred Securities, which purchase BNSF hereby agrees shall benefit BNSF and which purchase BNSF acknowledges will be made in reliance upon the execution and delivery of this Expenses Agreement, BNSF and the Trust hereby agree as follows:

Section 10.12 Article I.

Section 1.1	Guarantee by BNSF.

Subject to the terms and conditions hereof, BNSF hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes obligated, indebted or liable (the “Beneficiaries”) the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries (the “Expense Guarantee”). As used herein, “Obligations” means any costs, expenses, obligations or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Trust Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be. This Expense Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

AMENDED & RESTATED DECLARATION OF TRUST

Section 1.2	Term of Agreement.

This Expense Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Trust Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Expense Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of the Trust Securities or any Beneficiary must restore payment of any sums paid under the Trust Securities, under any Obligation, under the Guarantee Agreement entered into by Burlington Northern Santa Fe Corporation, a Delaware Corporation, and U.S. Bank Trust National Association, as guarantee trustee, dated as of December 15, 2005 (the “Guarantee Agreement”), or under this Expense Agreement for any reason whatsoever. This Expenses Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.3	Waiver of Notice.

BNSF hereby waives notice of acceptance of this Expense Agreement and of any Obligation to which it applies or may apply, and BNSF hereby waives presentment, demand for payment, protest, notices of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.4	No Impairment.

The obligations, covenants, agreements and duties of BNSF under this Expense Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the extension of time for the payment by the Trust of all of any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

(b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

(c) the voluntary or involuntary liquidation, dissolution sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, BNSF with respect to the happening of any of the foregoing.

-2-	AMENDED & RESTATED DECLARATION OF TRUST

Section 1.5	Enforcement.

A Beneficiary may enforce this Expense Agreement directly against BNSF and BNSF waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against BNSF.

Section 1.6	Subrogation.

BNSF shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by BNSF under this Expense Agreement; provided, however, that BNSF shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement in all cases as a result of payment under this Expense Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Expense Agreement.

Section 10.13 Article II.

Section 2.1	Binding Nature.

All guarantees and agreements contained in this Expense Agreement shall bind the successors, assigns, receivers, trustees and representatives of BNSF and shall inure to the benefit of the Beneficiaries. This Expense Agreement shall not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

Section 2.2	Amendment.

So long as there remains any Beneficiary or any Trust Securities are outstanding, this Expense Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Trust Securities without the consent of such Beneficiary or the holders of the Trust Securities, as the case may be.

Section 2.3	Notices

Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

BNSF Funding Trust I

c/o Burlington Northern Santa Fe Corporation

2650 Lou Menk Drive

Fort Worth, Texas 76131-2830

Facsimile No.:

Attention:

-3-	AMENDED & RESTATED DECLARATION OF TRUST

Burlington Northern Santa Fe Corporation

2650 Lou Menk Drive

Fort Worth, Texas 76131-2830

Facsimile No.:

Attention:

Section 2.4	Governing Law.

This Expense Agreement shall be deemed to be a contract made under the laws of the State of New York, and shall be governed by the construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

-4-	AMENDED & RESTATED DECLARATION OF TRUST

THIS EXPENSE AGREEMENT is executed as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE CORPORATION

By:
	Name:	____________________
	Title:	____________________

BNSF FUNDING TRUST I

By:
	Name:	____________________
	Title:	Administrative Trustee

AMENDED & RESTATED DECLARATION OF TRUST

Exhibit D

Form of Trust Preferred Securities

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY TRUST PREFERRED SECURITIES CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS BOOK-ENTRY TRUST PREFERRED SECURITIES CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED DECLARATION OF TRUST REFERRED TO HEREIN.

Certificate Number: P-1	Number of Trust Preferred Securities:
__________

CUSIP NO.:

ISIN NO.:

Certificate Evidencing Trust Preferred Securities

of

BNSF Funding Trust I

6.613% Trust Preferred Securities

(Liquidation amount $1,000 per Trust Preferred Security)

BNSF Funding Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that             . (the “Holder”) is the registered owner of              (            ) trust preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the BNSF Funding Trust I 6.613% Fixed Rate/Floating Rate Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Trust Preferred Securities”). The Trust Preferred Securities are transferable on the books and records of

AMENDED & RESTATED DECLARATION OF TRUST

the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Amended and Restated Declaration of Trust (as defined below). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of December 15, 2005, as the same may be amended from time to time in accordance with its terms (the “Amended and Restated Declaration of Trust”), between Burlington Northern Santa Fe Corporation, a Delaware corporation, as Depositor, U.S. Bank Trust National Association (“U.S. Bank”), as Property Trustee, U.S. Bank, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of Trust Preferred Securities as set forth therein. Capitalized terms used herein but not defined shall have the meaning given to them in the Amended and Restated Declaration of Trust. The holder of this certificate is entitled to the benefits of the Guarantee Agreement, dated as of December 15, 2005, entered into by Burlington Northern Santa Fe Corporation, as guarantor, and U.S. Bank, as guarantee trustee (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Amended and Restated Declaration of Trust, the Guarantee and the Indenture to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the holder of this certificate is bound by the Amended and Restated Declaration of Trust and is entitled to the benefits thereunder.

By acceptance, the holder of this certificate agrees to treat the Trust as a grantor trust and itself as the owner of an undivided beneficial interest in the Notes, and to treat the Notes as indebtedness for all United States federal, state and local tax purposes.

AMENDED & RESTATED DECLARATION OF TRUST

IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this 15th day of December, 2005.

BNSF FUNDING TRUST I

By:
Linda J. Hurt as Administrative Trustee

AMENDED & RESTATED DECLARATION OF TRUST

(REVERSE OF SECURITY)

During the Fixed Rate Period, Distributions payable on the Trust Preferred Securities shall be fixed at a rate of 6.613% per annum of the Liquidation Amount of the Trust Preferred Securities, such rate being the rate of interest payable during the Fixed Rate Period on the Notes to be held by the Property Trustee, and (to the extent that payment of such Distributions is enforceable under applicable law) interest on any overdue installment of Distributions shall accrue at the Fixed Rate, compounded semi-annually, through the end of the Fixed Rate Period. During the Floating Rate Period, distributions on each Trust Preferred Security will accrue during each Quarterly Distribution Accrual Period, at a rate equal to 2.35% plus the 3-Month LIBOR Rate as applicable for such Quarterly Distribution Accrual Period (such rate the “Floating Rate” with respect to such Quarterly Distribution Accrual Period) until the stated liquidation amount thereof is paid, and (to the extent that payment of such distributions is enforceable under applicable law) interest on any overdue installment of distributions shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period. Distributions on the Trust Preferred Securities shall be made by the Property Trustee from the Payment Account and shall be deemed payable on each Distribution Date, but only to the extent that the Trust has funds then on hand legally and immediately available in the Payment Account for the payment of such Distributions. During the Fixed Rate Period, the amount of distributions payable on any Distribution Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Floating Rate Period, the amount of Distributions payable will be computed by multiplying the Floating Rate in effect for the Quarterly Distribution Accrual Period or portion thereof in respect of which the Distribution is made by a fraction, the numerator of which will be the actual number of days elapsed in such Quarterly Distribution Accrual Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 360, and by multiplying the product obtained thereby by the aggregated stated liquidation amount hereof.

During the Fixed Rate Period (or, if earlier, until the principal thereof is paid), each Trust Preferred Security will accrue Distributions at the per annum rate of 6.613% payable (subject to the provisions of the Indenture relating to deferrals of such payments) semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2006, and (to the extent that payment of such Distributions are enforceable under applicable law) interest on any overdue installment of Distributions at such Fixed Rate, compounded semi-annually through the end of the Fixed Rate Period. During the Floating Rate Period, each Trust Preferred Security will accrue Distributions during each Quarterly Distribution Accrual Period, payable (subject to the provisions of the Indenture relating to deferrals of such payments) quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing April 15, 2026 at the rate equal to 2.35% plus the 3-Month LIBOR Rate with respect to such Quarterly Distribution Accrual Period until the stated principal amount thereof is paid, and (to the extent that payment of such Distribution is enforceable under applicable law) interest on any overdue installment of Distribution shall accrue at the Floating Rate prevailing from time to time, compounded quarterly at such prevailing Floating Rate through the end of the Floating Rate Period. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, then a payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that solely in the case of the Floating Rate Period, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. Distributions, including Additional Amounts, if any on the Trust Preferred Securities with respect to each Distribution Date will be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which record date shall be one Business Day prior to such Distribution Date for so long as the Trust Preferred Securities are in book-entry only form, provided, however, that for so long as the Trust Preferred Securities are not in book-entry only form, the record dates shall be the date fifteen days prior to the relevant payment dates. If an interest payment on the Notes is deferred (i) at the election of the Depositor in accordance with the terms of Section 4.1 of the First Supplemental Indenture permitting Optional Deferral, or (ii) due to a Market Disruption Event in accordance with Section 4.2 of the First Supplemental Indenture (each a “Deferral”), Distributions will also be deferred to the extent corresponding to the deferral on the Notes, provided that, to the extent permitted by applicable law, semi-annual or quarterly Distributions, as applicable, to the extent not paid as and when otherwise due will continue to accrue (i) during the Fixed Rate Period, at the Fixed Rate, compounded semi-annually on each Semi-Annual Distribution Date and (ii) during the Floating Rate Period, at Floating Rates applicable from time to time, compounded quarterly on each Quarterly Distribution Date. Amounts added to deferred Distributions due to such compounding are referred to herein as “Additional Amounts.” Deferred Distributions, together with Additional Amounts, will be distributed to the Holders of the Trust Securities as received by the Trust at the end of any Deferral period. Notwithstanding the foregoing, the Trust may distribute deferred amounts earlier if the Depositor prepays interest deferred on the Notes prior to the end of any Deferral as permitted by the Indenture.

Each holder of a Trust Preferred Security, by such holder’s acceptance thereof, agrees that if, because of a Market Disruption Event, the Company fails to pay all accrued and unpaid interest on the Notes for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest (including Compounded Interest and Additional Interest) on the Notes and corresponding Distributions on the Trust Preferred Securities accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a Bankruptcy Event with respect to the Company commences during that period.

Subject to certain conditions set forth in the Amended and Restated Declaration of Trust and the Indenture, the Property Trustee may liquidate the Trust and cause the Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Notes, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

The Trust Preferred Securities shall be redeemable as provided in the Amended and Restated Declaration of Trust.

AMENDED & RESTATED DECLARATION OF TRUST

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security to:

_

(Insert assignee’s social security or tax identification number)

_

_

_

(Insert address and zip code of assignee)

and irrevocably appoints

_

_

agent to transfer this Trust Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust Preferred Securities Certificate)

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, BROKERS, DEALERS, NATIONAL SECURITIES EXCHANGES, REGISTERED SECURITIES ASSOCIATIONS, CLEARING AGENCIES, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED & RESTATED DECLARATION OF TRUST